Exhibit 99.1

Aptera Motors Transitions to Public Benefit Corporation, Adds Industry Veterans to Board

Carlsbad, CA — October 22, 2025 — Aptera Motors Corp. (NASDAQ: SEV), a solar mobility company pioneering ultra-efficient transportation, today announced its formal transition to a Public Benefit Corporation (PBC) under Delaware law. This change reflects Aptera’s long-term mission to break the chains of energy dependence by championing solar mobility—liberating communities, promoting sustainability, and forging a future where power belongs to the people.

“As a Public Benefit Corporation, we’re embedding our purpose into the foundation of our company,” said Chris Anthony, Co-CEO and Co-Founder of Aptera Motors. “Our commitment goes beyond profit. We exist to create lasting, positive impact for people and the planet.”

What It Means to Be a Public Benefit Corporation

Public Benefit Corporations are a distinct class of companies recognized under Delaware law that balance financial performance with public benefits such as social and environmental responsibility. Unlike traditional corporations, PBCs are legally required to consider the interests of all their stakeholders, including employees, communities, and customers, as well as its public benefit, in addition to the interests of its shareholders.

As a PBC, Aptera’s performance is measured not only by economic results, but also by how effectively it promotes its stated public benefit: advancing solar mobility to reduce energy dependence and environmental impact.

“Solar mobility represents more than a technological breakthrough. It’s a movement toward true energy freedom,” said Steve Fambro, Co-CEO and Co-Founder of Aptera Motors. “Becoming a Public Benefit Corporation aligns our governance with that purpose and ensures that every major decision we make is guided by the long-term well-being of our communities and our planet.”

Strengthening Leadership for the Road Ahead

In conjunction with its new corporate status, Aptera is also announcing two new appointments to its Board of Directors: Tony Kirton and Todd Butz, who bring decades of experience in global automotive operations, public markets, and financial management.

Tony Kirton Joins Aptera’s Board as an Independent Director

Kirton brings over forty years of international leadership across top automotive brands, including Audi, Volkswagen, and BMW. His strategic insight into global sales, marketing, and brand positioning is expected to be invaluable in guiding Aptera’s growth.

“Aptera’s vision for radically efficient transportation isn’t just forward-thinking—it’s necessary,” said Kirton. “Joining the board at this pivotal time allows me to help guide a company that’s reshaping mobility for the better.”

Todd Butz Appointed to Board as an Independent Director

A veteran financial executive and former Chief Financial Officer of Mayville Engineering Company (NYSE: MEC), Butz offers deep expertise in manufacturing scale, corporate governance, and public market strategy. His experience managing growth and ensuring fiscal discipline is expected to be instrumental in navigating the financial complexities of scaling toward production.

“What excites me most about Aptera is its bold reimagining of what’s possible in transportation,” said Butz. “It’s an honor to help guide a mission that unites financial sustainability with environmental responsibility.”

Driving Toward a Sustainable Future

With the addition of Kirton and Butz, Aptera’s Board of Directors combines leadership across automotive innovation, corporate finance and sustainability, supporting the company’s mission of having every journey powered by the sun.

“Aptera’s evolution into a Public Benefit Corporation formalizes what has always been at the heart of our mission,” said Fambro. “Our future depends on how effectively we can use innovation to serve people and the planet.”

About Aptera Motors Corp. Aptera Motors Corp. (Nasdaq: SEV) is a solar mobility company driven by a mission to advance the future of efficient transportation. Its flagship vehicle is conceived to be a paradigm-shifting solar electric vehicle that leverages breakthroughs in aerodynamics, material science, and solar technology to pursue new levels of efficiency. As a public benefit corporation, Aptera is committed to building a sustainable business that positively impacts its stakeholders and the environment. Aptera is headquartered in Carlsbad, California. For more information, please visit www.aptera.us.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which include plans for vehicle technology, company growth, and scaling of operations, are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements. Aptera Motors Corp. undertakes no obligation to update or revise any forward-looking statements.

Media Contact:

Media@aptera.us